UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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PENWEST PHARMACEUTICALS CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Investors:	Media:
MacKenzie Partners	Kekst and Company
Mark Harnett	Caroline Gentile
Laurie Connell	Donald C. Cutler
(212) 929-5500	(212) 521-4800
PROXY ADVISOR GLASS LEWIS RECOMMENDS PENWEST SHAREHOLDERS VOTE
“FOR” THE COMPANY’S THREE DIRECTOR SLATE AT JUNE 22 ANNUAL MEETING
Cites Significantly Improved Company Performance and Says Dissidents’ Concerns
Don’t Warrant Giving Them Majority Control Over the Board
PATTERSON, NY, June 7, 2010 — Penwest Pharmaceuticals Co. (Nasdaq: PPCO) today announced that Glass Lewis & Co. LLC, a leading independent governance analysis and proxy voting firm, has recommended that Penwest shareholders vote “FOR” the slate of three current directors — Chairman Paul Freiman, President and CEO Jennifer Good and Christophe Bianchi on the WHITE proxy card in connection with the Company’s June 22, 2010 annual shareholder meeting.
In its analysis Glass Lewis stated:
“In our view, the Company has demonstrated significantly improved performance in a number of areas since last year’s meeting. We recognize that the Dissident directors currently serving on the Company’s board may indeed have contributed to the Company’s enhanced performance. However, we do not believe the Dissidents’ outstanding concerns and strategic plan (which appears to share certain similarities with the Company’s own plan) warrant the election of additional Dissident nominees that would serve to give the Dissidents majority control over the board.”
Penwest noted that Glass Lewis recommended that shareholders reject the slate of nominees put forth by Tang Capital Management, L.P. and Perceptive Life Sciences Master Fund Ltd. and “vote FOR all nominees on the Company’s WHITE proxy card.”
Penwest has circulated a WHITE proxy card together with the 2010 Proxy Statement. The Company urges shareholders to vote FOR its nominees on the WHITE proxy card and not to sign or return a gold or other colored proxy card to the Company.
Investors should call (845) 878-8400 or 877-736-9378 for additional information.
About Penwest Pharmaceuticals
Penwest is a drug development company focused on identifying and developing products that address unmet medical needs, primarily for rare disorders of the nervous system. Penwest is currently developing A0001, or a-tocopherolquinone, a coenzyme Q10 analog demonstrated to improve mitochondrial function in-vitro. Penwest is also applying its drug delivery technologies and drug formulation expertise to the formulation of our collaborators’ product candidates under licensing collaborations.

TIMERx is a registered trademark of Penwest. All other trademarks referenced herein are the property of their respective owners.
INFORMATION CONCERNING PARTICIPANTS
Information required to be disclosed with regard to the Company’s directors, director nominees, officers and employees who, under the rules of the Securities and Exchange Commission (the “SEC”), are considered to be “participants” in the Company’s solicitation of proxies from its shareholders in connection with its 2010 Annual Meeting of Shareholders (the “Annual Meeting”) may be found in the Company’s Definitive Proxy Statement for its 2010 Annual Meeting of Shareholders, as filed with the SEC on May 17, 2010 (the “2010 Proxy Statement”). Security holders may obtain a free copy of the 2010 Proxy Statement and other documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov. Security holders may also obtain a free copy of these documents by writing the Company at: Penwest Pharmaceuticals Co., Attention: Corporate Secretary, 2981 Route 22, Suite 2, Patterson, New York 12563.